Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Matt Machen | CEO
Sherri Billings | CFO
501.975.6033

Bear State Financial, Inc. Announces First Quarter 2017 Earnings

FINANCIAL HIGHLIGHTS:

●

First quarter 2017 GAAP net income was $4.9 million, a 47% increase from $3.3 million for the first quarter of 2016. Diluted earnings per common share for the first quarter of 2017 was $0.13, a 44% increase from $0.09 for the first quarter of 2016.

●

First quarter 2017 core earnings were $5.9 million, a 60% increase from $3.7 million for the first quarter of 2016. Diluted core earnings per common share for the first quarter of 2017 was $0.15, a 50% increase from $0.10 for the first quarter of 2016.

●

The Company’s efficiency ratio improved to 63% in the first quarter of 2017 compared to 74% in the first quarter of 2016. Further, the Company’s core efficiency ratio improved to 56% in the first quarter of 2017 compared to 72% in the first quarter of 2016.

●	Net interest income increased 11% for the first quarter of 2017 compared to the first quarter of 2016 primarily due to loan portfolio growth of 12% year over year.

●

The ratio of nonperforming assets to total assets improved to 0.87% at March 31, 2017 compared to 1.23% at March 31, 2016. Annualized net chargeoffs for the quarter ended March 31, 2017 were 0.03% of average total loans.

●

Book value per common share was $6.31 at March 31, 2017, a 6% increase from $5.96 at March 31, 2016. Tangible book value per common share was $4.98 at March 31, 2017, an 8% increase from $4.59 at March 31, 2016.

Little Rock, AR – April 20, 2017 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $4.9 million and earnings per diluted common share of $0.13 in the first quarter of 2017, compared to earnings of $3.3 million or $0.09 per diluted common share in the first quarter of 2016. Core earnings for the first quarter of 2017 were $5.9 million or $0.15 per diluted common share compared to core earnings of $3.7 million or $0.10 per diluted common share in the first quarter of 2016.

The company experienced record revenue of $23 million in the first quarter of 2017 which is an increase of 12% compared to the first quarter of 2016. Net interest income increased 11% for the first quarter of 2017 compared to the first quarter of 2016 primarily due to loan portfolio growth. Noninterest income increased 14% for the first quarter of 2017 compared to the first quarter of 2016 primarily due to increases in gain on sale of loans and deposit fee income.

Along with revenue growth, the Company continued to focus on operational efficiency as evidenced by the decrease in noninterest expense of 6% for the first quarter of 2017 compared to the first quarter of 2016, resulting in an improvement in the Company’s efficiency ratio to 63% in the first quarter of 2017 compared to 74% in the first quarter of 2016. Further, the Company’s core efficiency ratio improved to 56% in the first quarter of 2017 compared to 72% in the first quarter of 2016. During the first quarter of 2017, the Company consolidated three of its retail branch locations and transitioned one limited service branch location to operate using personalized technology with Interactive ATMs (“ITMs”) only. Two additional retail branch locations will transition to operate solely with ITMs in the second quarter of 2017.

FINANCIAL CONDITION

Total assets were $2.17 billion at March 31, 2017, a 13% increase compared to $1.92 billion at March 31, 2016. The increase in total assets was primarily due to increases in investment securities and loans. Total loans were $1.64 billion at March 31, 2017, an increase of $180.2 million, or 12% compared to March 31, 2016 and investment securities were $250.5 million at March 31, 2017, an increase of $65.4 million, or 35% compared to March 31, 2016. Total deposits were $1.67 billion at March 31, 2017, a 4% increase compared to $1.61 billion at March 31, 2016.

Total stockholders’ equity was $238 million at March 31, 2017, a 6% increase from $224 million at March 31, 2016. Tangible common stockholders’ equity was $188 million at December 31, 2016, a 9% increase from $172 million at March 31, 2016. Book value per common share was $6.31 at March 31, 2017, a 6% increase from $5.96 at March 31, 2016. Tangible book value per common share was $4.98 at March 31, 2017, an 8% increase from $4.59 at March 31, 2016. The Company’s ratio of total stockholders’ equity to total assets decreased to 10.94% at March 31, 2017, compared to 11.64% at March 31, 2016. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized first quarter 2017 net income of $4.9 million or $0.13 per diluted common share compared to net income of $3.3 million or $0.09 per diluted common share in the first quarter of 2016, resulting in a return on average assets of 0.95% in the first quarter of 2017, compared to 0.71% in the first quarter of 2016. Calculation of net income in accordance with GAAP includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

First quarter 2017 core earnings totaled $5.9 million or $0.15 per diluted common share, compared to core earnings of $3.7 million or $0.10 per diluted common share in the first quarter of 2016. The core return on average assets measured 1.14% and 0.77%, core return on average equity measured 10.06% and 6.61% and core return on average tangible equity measured 12.80% and 8.58%, each for the first quarters of 2017 and 2016, respectively. Non-core items during the first quarter of 2017 included gain on sales of investments of $11,000 and branch restructure expenses of $1.6 million, including $1.1 million of severance expense, primarily due to severance of $0.8 million accrued upon the departure of our former CEO in January 2017. The effect of non-core items, net of taxes, decreased GAAP net income by approximately $946,000 for the first quarter of 2017.

Net interest income for the first quarter of 2017 was $18.8 million compared to $16.9 million for the same period in 2016. Interest income for the first quarter of 2017 was $21.0 million compared to $18.8 million for the same period in 2016. The increase in interest income for the quarter ended March 31, 2017, compared to 2016 was primarily related to an increase in the average balances of loans receivable and investment securities and an increase in the yield earned on investment securities. Interest expense for the first quarter of 2017 was $2.2 million compared to $1.9 million for the same period in 2016. The increase in interest expense for the first quarter of 2017 compared to the same period in 2016 was primarily due to an increase in the average balance of borrowings and an increase in the average rate paid on deposits, partially offset by a decrease in the average rate paid on borrowings.

Net interest margin measured 4.05% for the first quarter of 2017, compared to 4.03% for the same period in 2016. The average yield on interest-earning assets for the first quarter of 2017 was 4.52% compared to 4.47% for the same period in 2016. The average cost of interest-bearing liabilities increased to 0.55% for the first quarter 2017, compared to 0.51% for the same period in 2016.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended March 31, 2017 increased to $4.2 million from $3.7 million for the same period in 2016, a 14% increase. The increases in the three month comparison period was primarily due to increases in deposit fee income and gain on sales of mortgage loans.

Total noninterest expense decreased $0.9 million or 6% for the first quarter of 2017 compared to the first quarter of 2016. The decrease in total noninterest expense for the three month comparative period was primarily related to the Company’s efforts to improve its operational efficiency as well as transaction costs incurred in connection with the integration of MNB in the first quarter of 2016.

Income tax provision increased by $0.9 million or 60% for the first quarter of 2017 compared to the first quarter of 2016. The increase in income tax provision was primarily due to an increase in taxable income. The Company’s effective tax rate for the quarter ended March 31, 2017 was 31.9% compared to 30.1% for the quarter ended March 31, 2016.

The ratio of nonperforming assets to total assets decreased to 0.87% at March 31, 2017, compared to 1.23% at March 31, 2016. The allowance for loan losses represented 1.03% of total loans at March 31, 2017 compared to 1.02% at March 31, 2016. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.58% at March 31, 2017, compared to 1.99% at March 31, 2016. The ratio of the allowance for loan losses to nonperforming loans was 94% at March 31, 2017, compared to 73% at March 31, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended March 31, 2017 was 0.03% compared to 0.05% for the quarter ended March 31, 2016. Provision for loan losses increased from $489,000 for the first quarter of 2016 to $1.3 million for the first quarter of 2017. The increase in the provision was primarily attributable to loan originations and migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 44 branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. In 2016, the Company modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

(In thousands)

	March	December	September	June	March
	2017	2016	2016	2016	2016
Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$604,888	$587,633	$566,302	$557,612	$555,264
Consumer real estate - mortgage loans	398,106	389,592	385,642	390,743	395,509
Farmland	98,672	94,018	94,187	92,452	93,380
Construction and land development	129,078	125,785	119,433	124,369	117,283
Commercial and industrial loans	370,961	323,096	312,957	281,874	258,479
Consumer and other	36,100	36,265	36,645	36,339	37,673
Total loans	1,637,805	1,556,389	1,515,166	1,483,389	1,457,588
Loans held for sale	4,735	8,954	13,995	15,168	10,103
Allowance for loan losses	(16,821)	(15,584)	(15,112)	(14,751)	(14,866)
Investment securities	250,493	215,453	197,670	192,549	185,143
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	10,098	10,353	10,608	10,863	11,119
Total assets	2,174,041	2,053,175	2,007,938	1,990,715	1,922,301
Noninterest-bearing deposits	221,891	223,038	239,831	255,648	216,173
Total deposits	1,669,066	1,644,080	1,653,523	1,641,250	1,610,718
Short term borrowings	17,831	19,114	13,511	14,964	8,990
FHLB advances	225,072	129,992	80,138	75,282	50,178
Other borrowings	13,506	22,012	22,518	22,900	22,681
Total stockholders' equity	237,912	233,427	232,403	228,534	223,798

Balance sheet data, quarterly averages:
Total loans	$1,607,892	$1,536,703	$1,522,106	$1,492,504	$1,461,091
Investment securities	248,355	217,522	202,868	188,808	206,258
Total earning assets	1,886,813	1,810,802	1,768,892	1,724,381	1,702,917
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	10,265	10,519	10,775	11,030	11,284
Total assets	2,092,022	2,019,792	1,981,582	1,937,722	1,920,833
Noninterest-bearing deposits	213,467	229,296	239,886	215,766	221,909
Interest-bearing deposits	1,414,137	1,416,991	1,395,501	1,394,262	1,369,759
Total deposits	1,627,604	1,646,287	1,635,387	1,610,028	1,591,668
Short term borrowings	15,549	17,983	13,699	11,991	12,163
FHLB advances	190,965	94,336	73,418	64,494	64,488
Other borrowings	16,247	22,161	22,634	22,982	25,353
Total stockholders' equity	236,247	234,339	231,758	226,587	224,416

Statement of income data for the three months ended:
Interest income	$21,048	$19,212	$18,849	$18,535	$18,790
Interest expense	2,214	2,105	2,014	1,935	1,864
Net interest income	18,834	17,107	16,835	16,600	16,926
Provision for loan losses	1,349	851	643	533	489
Net interest income after provision for loan losses	17,485	16,256	16,192	16,067	16,437
Noninterest income	4,176	4,394	4,333	4,311	3,673
Noninterest expense	14,444	13,625	13,400	14,989	15,331
Income before taxes	7,217	7,025	7,125	5,389	4,779
Income tax provision	2,300	2,192	2,384	847	1,436
Net income	$4,917	$4,833	$4,741	$4,542	$3,343

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	March	December	September	June	March
	2017	2016	2016	2016	2016
Common stock data:
Net income per share, diluted	$0.13	$0.13	$0.13	$0.12	$0.09
Core earnings per share, diluted	$0.15	$0.13	$0.11	$0.11	$0.10
Book value per share	$6.31	$6.21	$6.18	$6.08	$5.96
Tangible book value per share	$4.98	$4.86	$4.83	$4.72	$4.59
Diluted weighted average shares outstanding	37,880,022	37,833,124	37,807,419	37,772,959	37,915,503
End of period shares outstanding	37,689,939	37,618,597	37,600,986	37,589,543	37,560,031

Profitability and performance ratios:
Return on average assets	0.95%	0.95%	0.95%	0.94%	0.71%
Core return on average assets	1.14%	0.95%	0.85%	0.84%	0.77%
Return on average equity	8.44%	8.18%	8.12%	8.04%	6.04%
Core return on average equity	10.06%	8.23%	7.28%	7.23%	6.61%
Core return on average tangible equity	12.80%	10.50%	9.34%	9.34%	8.58%
Net interest margin	4.05%	3.75%	3.78%	3.86%	4.03%
Noninterest income to total revenue	18.15%	20.44%	20.47%	20.62%	17.83%
Noninterest income to average assets	0.81%	0.86%	0.87%	0.89%	0.78%
Noninterest expense to average assets	2.80%	2.68%	2.68%	3.10%	3.24%
Efficiency ratio	62.77%	63.37%	63.30%	71.68%	74.43%
Core efficiency ratio(1)	56.00%	63.18%	66.99%	68.29%	71.96%
Average loans to average deposits	98.79%	93.34%	93.07%	92.70%	91.80%
Securities to total assets	11.52%	10.49%	9.84%	9.67%	9.63%

Asset quality ratios:
Allowance for loan losses to total loans	1.03%	1.00%	1.00%	0.99%	1.02%
Allowance for loan losses to non-performing loans	94.20%	89.69%	86.41%	76.42%	72.84%
Nonperforming loans to total loans	1.09%	1.12%	1.15%	1.30%	1.40%
Nonperforming assets to total assets	0.87%	0.94%	0.95%	1.08%	1.23%
Annualized net charge offs to average total loans (2)	0.03%	0.10%	0.07%	0.17%	0.05%

Regulatory capital ratios:
Tier 1 leverage ratio	9.27%	9.47%	9.37%	9.30%	9.16%
Common equity tier 1 capital ratio	10.58%	11.04%	11.00%	10.78%	10.65%
Tier 1 capital to risk weighted assets	10.58%	11.04%	11.00%	10.78%	10.65%
Total capital to risk weighted assets	11.51%	11.96%	11.92%	11.69%	11.58%

(1)

Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

(2)	The quarter ending June 30, 2016 includes a charge-off on a purchased credit impaired loan amounting to 0.13% of average total loans

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except share data)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$87,815	$78,789
Interest-bearing time deposits in banks	4,324	4,571
Investment securities:
Available for sale, at fair value	208,035	188,476
Held to maturity, at amortized cost (fair value of $40,681 and $25,090, respectively)	42,458	26,977
Other investment securities, at cost	18,488	13,759
Loans receivable, net of allowance of $16,821 and $15,584, respectively	1,620,984	1,540,805
Loans held for sale	4,735	8,954
Accrued interest receivable	7,248	7,006
Real estate owned, net	1,182	1,945
Office properties and equipment, net	52,539	54,049
Office properties and equipment held for sale	5,597	5,337
Cash surrender value of life insurance	57,676	57,267
Goodwill	40,196	40,196
Core deposit intangibles, net	10,098	10,353
Deferred tax asset, net	9,179	11,619
Prepaid expenses and other assets	3,487	3,072

TOTAL	$2,174,041	$2,053,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$221,891	$223,038
Interest bearing deposits	1,447,175	1,421,042
Total deposits	1,669,066	1,644,080
Securities sold under agreement to repurchase	17,831	19,114
Other borrowings	238,578	152,004
Other liabilities	10,654	4,550

Total liabilities	1,936,129	1,819,748

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at March 31, 2017 or December 31, 2016	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,689,939 and 37,618,597 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	377	376
Additional paid-in capital	209,623	209,274
Accumulated other comprehensive loss	(1,088)	(1,436)
Retained earnings	29,000	25,213

Total stockholders’ equity	237,912	233,427

TOTAL	$2,174,041	$2,053,175

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except earnings per share)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2017	2016
INTEREST INCOME:
Loans receivable	$19,479	$17,685
Investment securities:
Taxable	611	537
Nontaxable	883	485
Other	75	83
Total interest income	21,048	18,790

INTEREST EXPENSE:
Deposits	1,680	1,515
Other borrowings	534	349

Total interest expense	2,214	1,864

NET INTEREST INCOME	18,834	16,926

PROVISION FOR LOAN LOSSES	1,349	489

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,485	16,437

NONINTEREST INCOME:
Net gain (loss) on sales of investment securities	11	(2)
Deposit fee income	2,477	2,150
Earnings on life insurance policies	409	412
Gain on sales of loans	995	794
Other	284	319

Total noninterest income	4,176	3,673

NONINTEREST EXPENSES:
Salaries and employee benefits	8,083	8,250
Net occupancy expense	1,892	1,928
Real estate owned, net	(94)	28
FDIC insurance	251	308
Amortization of intangible assets	255	255
Data processing	1,368	1,433
Professional fees	606	609
Advertising and public relations	297	496
Postage and supplies	205	290
Other	1,581	1,734

Total noninterest expenses	14,444	15,331

INCOME BEFORE INCOME TAXES	7,217	4,779

INCOME TAX PROVISION	2,300	1,436

NET INCOME	$4,917	$3,343

Basic earnings per common share	$0.13	$0.09

Diluted earnings per common share	$0.13	$0.09

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(Dollars in thousands)

	Three Months Ended March 31,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,607,892	$19,479	4.91%	$1,461,091	$17,685	4.91%
Investment securities(2)	248,355	1,494	2.44	206,258	1,022	2.01
Other interest-earning assets	30,566	75	1.00	35,568	83	0.95
Total interest-earning assets	1,886,813	21,048	4.52	1,702,917	18,790	4.47
Noninterest-earning assets	205,209			217,916
Total assets	$2,092,022			$1,920,833
Interest-bearing liabilities:
Deposits	$1,414,137	1,680	0.48	$1,369,759	1,515	0.45
Other borrowings	222,761	534	0.97	102,004	349	1.39
Total interest-bearing liabilities	1,636,898	2,214	0.55	1,471,763	1,864	0.51
Noninterest-bearing deposits	213,467			221,909
Noninterest-bearing liabilities	5,410			2,745
Total liabilities	1,855,775			1,696,417
Stockholders' equity	236,247			224,416
Total liabilities and stockholders' equity	$2,092,022			$1,920,833

Net interest income		$18,834			$16,926
Net earning assets	$249,915			$231,154
Interest rate spread			3.97%			3.96%
Net interest margin			4.05%			4.03%
Ratio of interest-earning assets to Interest-bearing liabilities			115.27%			115.71%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(Dollars in thousands)

	March 31, 2017		December 31, 2016
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,759	0.31%	$6,709	0.33%	$50
Multifamily	119	0.01%	--	--	119
Nonfarm nonresidential	5,208	0.23%	5,177	0.25%	31
Farmland	1,280	0.06%	783	0.04%	497
Construction and land development	439	0.02%	463	0.02%	(24)
Commercial	3,841	0.18%	4,071	0.20%	(230)
Consumer	211	0.01%	173	0.01%	38

Total nonaccrual loans	17,857	0.82%	17,376	0.85%	481

Accruing loans 90 days or more past due	--	--	--	--	--

Real estate owned	1,182	0.05%	1,945	0.09%	(763)

Total nonperforming assets	19,039	0.87%	19,321	0.94%	(282)
Performing restructured loans	4,800	0.22%	4,804	0.23%	(4)

Total nonperforming assets and performing restructured loans (1)	$23,839	1.09%	$24,125	1.17%	$(286)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $24.7 million at March 31, 2017 and $30.7 million at December 31, 2016 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at March 31, 2017.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED

(Dollars in thousands)

	For the Quarter Ending
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net income available to common stockholders	$4,917	$4,833	$4,741	$4,542	$3,343
Average common stockholders' equity	236,247	234,339	231,758	226,587	224,416
Less average intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(10,265)	(10,519)	(10,775)	(11,030)	(11,284)

Average tangible common stockholders' equity	$185,786	$183,624	$180,787	$175,361	$172,936

Annualized return on average tangible common stockholders' equity	10.7%	10.4%	10.4%	10.4%	7.8%

BEAR STATE FINANCIAL, INC.

CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except per share data)

	For the Quarter Ending
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total common stockholder's equity	$237,912	$233,427	$232,403	$228,534	$223,798
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(10,098)	(10,353)	(10,608)	(10,863)	(11,119)
Total intangible assets	(50,294)	(50,549)	(50,804)	(51,059)	(51,315)
Total tangible common stockholder's equity	$187,618	$182,878	$181,599	$177,475	$172,483

Common Shares Outstanding	37,690	37,619	37,601	37,590	37,560

Tangible book value per common share	$4.98	$4.86	$4.83	$4.72	$4.59

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		For the Quarter Ending
		March	December	September	June	March
		2017	2016	2016	2016	2016
Net income		$4,917	$4,833	$4,741	$4,542	$3,343
Adj: Loss (gain) on sale of securities, net		(11)	--	(21)	--	2
Adj: Merger, acquisition and integration expenses		--	--	--	137	445
Adj: Branch restructure expense (1)		1,565	41	(323)	571	63
Adj: Net provision/loss/(gain) on real estate owned		--	--	(444)	--	--
Adj: Deferred tax asset valuation allowance reversal		--	--	--	(897)	--
Tax effect of adjustments (2)		(608)	(16)	302	(271)	(195)
Total core earnings	(A)	$5,863	$4,858	$4,255	$4,082	$3,658

Total revenue		$23,010	$21,501	$21,168	$20,911	$20,599
Adj: Loss (gain) on sale of securities, net		(11)	--	(21)	--	2
Total core revenue		$22,999	$21,501	$21,147	$20,911	$20,601

Total non-interest expense		$14,444	$13,625	$13,400	$14,989	$15,331
Adj: Merger, acquisition and integration expenses		--	--	--	(137)	(445)
Adj: Branch restructure expense (1)		(1,565)	(41)	323	(571)	(63)
Adj: Net (provision/loss)/gain on real estate owned		--	--	444	--	--
Total core noninterest expense		$12,879	$13,584	$14,167	$14,281	$14,823

Total average assets	(B)	$2,092,022	$2,019,792	$1,981,582	$1,937,722	$1,920,833
Total average stockholders' equity	(C)	236,247	234,339	231,758	226,587	224,416
Total average tangible stockholders' equity	(D)	185,786	183,624	180,787	175,361	172,936
Total tangible stockholders' equity, period end	(E)	187,618	182,878	181,599	177,475	172,483

Total common shares outstanding, period-end	(F)	37,689,939	37,618,597	37,600,986	37,589,543	37,560,031
Average diluted shares outstanding	(G)	37,880,022	37,833,124	37,807,419	37,772,959	37,915,503

Core earnings per share, diluted	(A/G)	$0.15	$0.13	$0.11	$0.11	$0.10
Tangible book value per share, period-end	(E/F)	$4.98	$4.86	$4.83	$4.72	$4.59

Core return on average assets	(A/B)	1.14%	0.95%	0.85%	0.84%	0.77%
Core return on average equity	(A/C)	10.06%	8.23%	7.28%	7.23%	6.61%
Core return on average tangible equity	(A/D)	12.80%	10.50%	9.34%	9.34%	8.58%
Core efficiency ratio(3)		56.00%	63.18%	66.99%	68.29%	71.96%

(1)This adjustment primarily consists of costs associated with properties disposed or held for sale as a result of branch restructuring, including net (gains) losses on sales, impairment charges, and other expenses such as accelerated depreciation. For the quarter ended March 31,2017, this adjustment also included severance expense totaling $1.1 million resulting from branch and other organizational restructure, primarily due to severance of $0.8 million accrued upon the departure of the former CEO in January 2017.

(2) The tax effect is calculated at the Company’s blended statutory rate of 39.14% for adjustments that impact taxable income for periods in 2017 and 38.29% for periods ending in 2016.

(3) Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.